Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-116478, 333-116478-01, 333-116478-02, 333-85716, 333-85716-01, 333-85716-02, 333-106200, 333-106200-01, 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03), the Registration Statements on Form S-3D (Nos. 333-128543 and 333-102845), and the Registration Statements on Form S-8 (Nos. 333-02003, 333-112453, 333-110372, 333-95967 and 333-144047) of PPL Corporation of our report dated February 24, 2006, except for Note 10, "Sale of Interest in Griffith Plant" section, which is as of December 13, 2006, Note 10, "Sale of Latin American Businesses" section, which is as of June 20, 2007 and Note 10 "Anticipated Sale of Gas and Propane Businesses" section, which is as of February 28, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2008